Exhibit 10.5

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is dated as of October 23, 2018, for reference purposes only, by and between TRUCODE GENE REPAIR, INC., a Delaware corporation (“Sublandlord”), having an address of 170 Harbor Way, Third Floor, South San Francisco, California 94080, and AKERO THERAPEUTICS INC., a Delaware corporation (“Subtenant”), having an address of 400 Technology Square, 10th Floor, Cambridge, Massachusetts 02139. This Sublease shall be effective as of the date set forth in Section 2, below.

RECITALS

A.                                    Sublandlord currently leases certain premises from Britannia Pointe Grand Limited Partnership, a Delaware limited partnership (“Master Landlord”), pursuant to the terms and conditions of that certain Lease dated April 10, 2018 (the “Master Lease”). Pursuant to the Master Lease, Sublandlord currently leases from Master Landlord those certain premises consisting of approximately 24,606 rentable square feet (as more particularly described in the Master Lease, the “Master Premises”), located on the third (3rd) floor of that certain building located at 170 Harbor Way, South San Francisco, California (the “Building”), within the project commonly known as Britannia Pointe Grand Business Park (the “Property”), as more particularly described in the Master Lease. All terms capitalized but undefined herein shall have the meanings ascribed to them in the Master Lease, a copy of which Master Lease has been made available to Subtenant.

C.                                    Sublandlord desires to sublease that certain portion of the Master Premises, consisting of approximately 383 square feet contained in offices 316 and 317, and the cubicle across from office 317, as depicted on the attached Exhibit A (the “Sublease Premises”) to Subtenant and Subtenant desires to sublease the Sublease Premises from Sublandlord pursuant to the terms and conditions of this Sublease.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.                                      Sublease Premises.

1.1                               Sublease Premises. Sublandlord hereby subleases to Subtenant the Sublease Premises, and Subtenant hereby subleases the Sublease Premises from Sublandlord, pursuant to the terms and conditions of this Sublease.  Subtenant shall accept the Sublease Premises in the condition and state of repair on the Commencement Date (as defined in Section 3 below) in its “AS IS” and “WHERE IS” condition, and Sublandlord makes no representation or warranty regarding the Sublease Premises. Subtenant expressly acknowledges and agrees Sublandlord shall not have any obligation to perform any work to prepare the Sublease Premises for Subtenant’s use and occupancy. By taking possession of the Sublease Premises, Subtenant is deemed to have accepted the Sublease Premises and agreed that the Sublease Premises are in good order and satisfactory condition, with no representation or warranty by Sublandlord as to the condition of the Sublease Premises or the suitability thereof for Subtenant’s use.  Pursuant to

California Civil Code Section 1938, Sublandlord is required to state as follows regarding the Sublease Premises:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

1.2                               Access; Bathrooms. In connection with Subtenant’s use of the Sublease Premises, Subtenant shall have the non-exclusive right to use, subject to Sublandlord’s reasonable rules and regulations, the Master Premises restrooms, and rights of ingress and egress through the hallways and accessways as are reasonably necessary for Subtenant’s access to the Sublease Premises and the Master Premises restrooms.  Subtenant acknowledges that there will be no separate demise of the Sublease Premises.

2.                                      Effective Date; Master Landlord’s Consent Required. This Sublease shall not become effective or binding upon either party until the date on which Master Landlord’s written consent to this Sublease is fully-executed and delivered to Sublandlord and Subtenant (the “Effective Date”). Sublandlord hereby disclaims any representation or warranty, whether express or implied, to Subtenant that Sublandlord will obtain the consent of Master Landlord to this Sublease, but Sublandlord shall use good faith efforts to obtain the same in accordance with the provisions of the Master Lease and Subtenant shall cooperate with Sublandlord in its efforts to obtain the same. Sublandlord shall request such consent and Subtenant shall pay any fees or charges expressly provided for in the Master Lease with respect to the obtaining of such consent. Subtenant agrees promptly to provide any reasonable financial or other information requested by Master Landlord. Each party agrees promptly to execute and deliver a consent agreement in a form reasonably acceptable to Master Landlord and Subtenant. If Master Landlord’s consent is not received within thirty (30) days of the full execution and delivery hereof, either party by notice to the other given prior to the receipt of Master Landlord’s consent, may terminate this Sublease, in which case this Sublease shall be deemed void ab initio and Sublandlord shall promptly return to Subtenant all sums theretofore paid by Subtenant hereunder. Subtenant waives any claim against Master Landlord arising out of any failure or refusal by Master Landlord to grant consent. Simultaneously with the delivery to Sublandlord of an executed counterpart of this Sublease, and as a precondition to Sublandlord’s obligation to deliver possession of the Sublease Premises to Subtenant, Subtenant shall deliver to Sublandlord (i) the Security Deposit (as defined in Section 6 of this Sublease) and (ii) the first installment of monthly Base Rent (as defined below).

3.                                      Term; Renewal.

3.1                               Initial Term. The initial term of this Sublease (the “Initial Term”) shall commence on the date Master Landlord executes and delivers the Consent (the “Commencement Date”) and shall expire on April 30, 2019 (as may be extended as set forth herein, the “Expiration Date”), subject to extension as set forth in Section 3.2.

3.2                               Automatic Renewal. Unless Subtenant or Sublandlord timely delivers a Notice of Termination to Sublandlord pursuant to Section 3.3, this Sublease shall automatically renew for successive thirty (30) day periods (each, a “Renewal Term”; and the Initial Term, as extended for any Renewal Term, referred to collectively as the “Sublease Term”) and each such Renewal Term shall commence on the first day of the month immediately following the expiration of the Initial Term or the preceding Renewal Term, as the case may be, and expire on the last day of the same month.  Upon the commencement of each Renewal Term, the words “Expiration Date” as used herein shall automatically be deemed to refer to the last day of such calendar month.  For the avoidance of doubt, the Sublease Term shall not automatically extend beyond the day immediately preceding the “Lease Expiration Date” (as that term is defined in the Master Lease) (“Outside Date”) and shall be deemed to expire on the Outside Date, in the absence of a subsequent agreement between Sublandlord and Subtenant (subject to Master Landlord’s consent).

3.3                               Notice of Termination. Subtenant or Sublandlord may elect that the Sublease Term will expire without automatic renewal pursuant to Section 3.2 provided such termination is effective (1) on or after the expiration of the Initial Term, and (2) on the last day of a calendar month provided that Subtenant or Sublandlord provide written notice of termination (“Notice of Termination”) to the other party no later than sixty (60) days prior to the effective date of termination.

4.                                      RESERVED.

5.                                      Rent. Provided that Subtenant timely satisfies its rental and other obligations under this Sublease within the cure periods set forth herein, Sublandlord shall be responsible for the timely payment of Base Rent and Additional Rent under the Master Lease during the Sublease Term, and Subtenant shall pay to Sublandlord the following as sublease rent hereunder (“Sublease Rent”):

5.1                               Sublease Base Rent. Beginning on the Commencement Date, and continuing during the Sublease Term, Subtenant shall pay to Sublandlord, as sublease rent (“Base Rent”), in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance on the first date of each month of the Sublease Term from the Commencement Date through the expiration or earlier termination of this Sublease, the amount of $5,250.00 per month, which amount shall increase by three percent (3%) annually on the first day of the month in which the anniversary of the Commencement Date occurs, if this Sublease has not yet expired or terminated.  Any Sublease Rent obligations for any partial month during the Sublease Term shall be prorated.

5.2                               Additional Rent.  Except for monthly payments of Direct Expenses pursuant to Section 5.3 below, Subtenant shall fully reimburse Sublandlord, within fifteen (15) days of receipt of invoices, for Subtenant’s proportionate share of Additional Rent (as defined in the Master Lease), attributable to the Sublease Premises or Subtenant’s use thereof during the Sublease Term. Subtenant’s proportionate share of Sublandlord’s Direct Expenses shall be 1.56% (referred to herein as “Subtenant’s Proportionate Share”).  Notwithstanding anything to the contrary in this Sublease, in the event any cost or expense is incurred under the Master Lease for either party’s sole benefit (including the disproportionate use of utilities) or as a result of such party’s request for certain services (such as after-hours HVAC charges), such party shall pay the entire cost thereof.  Subtenant shall have no audit rights with respect to any Estimate Statement or Statement provided by Master Landlord to Sublandlord, and any such Estimate Statements or Statements shall be binding as between Sublandlord and Subtenant. The intent of the parties is that all payments of Direct Expenses and Additional Rent payable under the Master Lease relating to the Sublease Premises will be passed through to Subtenant during the Sublease Term.  The terms of this Section 5.2 shall survive the expiration or earlier termination of the Sublease Term.

5.3                               Services and Utilities. Subtenant shall be solely responsible, at its sole cost and expense, for payment for all services of any nature furnished with respect to the Sublease Premises in accordance with the Master Lease or this Sublease, including such services referenced in Section 6.1 of the Master Lease. Subtenant shall be responsible for and shall either reimburse Sublandlord for the cost of all utilities provided to the Sublease Premises or pay the provider directly, as directed from time to time by Sublandlord. If the Sublease Premises are not separately metered for a utility, Sublandlord shall reasonably and equitably allocate the cost of such utility among Sublandlord and Subtenant. Subtenant shall make payment for such expense for utilities within ten (10) days of receipt of any and all invoices and statements received from Master Landlord or Sublandlord with respect to the same. If Subtenant desires to use heat, ventilation or air conditioning during hours other than those for which Master Landlord is obligated to supply such utilities pursuant to the Master Lease, Sublandlord shall pass on Subtenant’s request to Master Landlord. Subtenant shall reimburse Sublandlord for all Additional Rent payable by Sublandlord pursuant to the Master Lease equitably allocable to the Sublease Premises.  The terms of this Section 5.3 shall survive the expiration or earlier termination of the Sublease Term.

6.                                      Security Deposit. Subtenant shall deliver to Sublandlord a security deposit in the amount of $5,250.00 (the “Security Deposit”) to secure the faithful observance and performance by Subtenant of the terms and conditions of this Sublease. If there is an Event of Default (as defined in Article 19 of the Master Lease) by Subtenant in the observance or performance of any of such terms and conditions beyond the date of any notice and cure period for such Event of Default, Sublandlord may use or apply all or any part of the Security Deposit for the payment of any Sublease Rent not paid when due or for the payment of any other amounts due Sublandlord by reason of such Event of Default, including any costs of Sublandlord’s observing or performing such terms or conditions on Subtenant’s behalf and any deficiencies in reletting or damages incurred by Sublandlord. If Sublandlord shall use or apply all or any part of the Security Deposit, Subtenant shall, within three (3) business days following notice from Sublandlord, deliver to Sublandlord additional funds so as to restore the Security Deposit to the to the amount before such application of funds by Sublandlord. The Security Deposit, or so much thereof as shall not have been used or applied in accordance with this Section 6, shall be returned to Subtenant no later than thirty (30) days following the later of: (i) the expiration or sooner termination of this Sublease, and (ii) the surrender of the Sublease Premises to Sublandlord vacant and in accordance with this Sublease. Subtenant hereby waives the provisions of Section 1950.7 of the California Civil Code. If Sublandlord shall transfer the Security Deposit to an assignee of Sublandlord’s interest under the Master Lease, the Sublandlord making such transfer and assignment shall be deemed released from all liability to Subtenant with respect to the Security Deposit or the return thereof, and Subtenant agrees to look solely to the transferee and assignee with respect thereto. Subtenant shall not assign (other than to an assignee of this Sublease) or encumber its interest in the Security Deposit and no such assignment or encumbrance shall be valid or binding upon Sublandlord.

7.                                      Furniture, Fixtures, and Equipment. During the Sublease Term, Subtenant shall have the right, at no cost or expense to Subtenant, to use those items of Sublandlord’s furniture, fixtures, and equipment that are located in the Sublease Premises (the “FF&E”). Sublandlord has not made, does not make, and will not make, any representations or warranties of any kind, express or implied, to Subtenant with respect to the FF&E including, without limitation, any representations or warranties as to the condition or functionality of the FF&E, or the suitability of the FF&E for Subtenant’s purposes. Subtenant agrees to accept the FF&E for use and, if applicable, for purchase in its “as is, where is, with all faults” condition. From and after the Commencement Date, Subtenant shall be solely responsible, at Subtenant’s sole cost and expense, for maintenance, repair, operation, replacement and, if applicable, removal and any repair and/or restoration of any damage to the Property caused by or resulting from such removal, from time to time, of the FF&E.  The FF&E shall be surrendered with the Sublease Premises at the expiration or earlier termination of the Sublease Term.

8.                                      Master Lease.

8.1                               Sublease Subordinate to Master Lease; Subtenant’s Covenants. This Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Master Lease. Subtenant agrees as follows (to the extent certain provisions of the Master Lease are incorporated below, all references in such incorporated provision to the term “Tenant” shall be deemed to refer to Subtenant, all references to the term “Premises” shall be deemed to refer to the Sublease Premises, all references to the term “Lease” shall be deemed to refer to this Sublease, all references to the term “Lease Term” shall be deemed to refer to the Sublease Term, and all references to the term “Landlord” shall be deemed to refer to Sublandlord, each unless expressly stated, or the context would imply, otherwise):

(a)               Summary of Basic Lease Information. Sections 2.1, 2.3, and 11 of the Summary of Basic Lease Information in the Master Lease are incorporated herein by reference.

(b)               Permitted Use. Sections 5.1 and 5.2 of the Master Lease are incorporated herein by reference, except that the “Permitted Use” hereunder shall be: general office and administrative, consistent with the nature of a first class life sciences project in South San Francisco, California.  Subtenant and Subtenant’s Indemnified Parties (defined below) shall not produce, use, store or generate any Hazardous Materials in our about the Master Premises or Sublease Premises, and Subtenant shall indemnify and hold harmless Master Landlord and Sublandlord for any breach of the obligations in this sentence, consistent with Sections 5.3.1.4.1 and 5.3.1.4.2 of the Master Lease.

(c)                Services and Utilities. Sections 6.1, 6.3 and 6.4 of the Master Lease are incorporated herein by reference, except that references to “Landlord” therein shall mean the Master Landlord only (except that references to “Landlord” in Section 6.3 (except for the reference to Section 19.5 included therein) shall be deemed to refer also to Sublandlord under this Sublease). Any overstandard use by Subtenant shall be subject to Sublandlord’s consent, and Subtenant shall pay all of Master Landlord’s charges and fees for such request and use.

(d)               Repairs and Maintenance. Sections 7.1, 7.3, and 7.4 of the Master Lease are incorporated herein by reference, except that references to “Landlord” therein shall be deemed to refer to Master Landlord only.  With respect to maintenance, Subtenant shall perform all repair, maintenance and replacement obligations of Sublandlord (as described therein), as “Tenant” under the Master Lease, to the extent that such obligations relate to the Sublease Premises during the Sublease Term.

(e)                Additions and Alterations. Article 8 of the Master Lease is incorporated herein by reference, except for the third and fourth grammatical sentences of Section 8.1. Subtenant shall not make any alterations, additions or improvements to the Sublease Premises without the prior written consent of (i) Master Landlord, which consent may be granted or withheld as set forth in Article 8 of the Master Lease, and (ii) Sublandlord, which consent may be withheld or conditioned in Sublandlord’s sole and absolute discretion.

(f)                 Covenant Against Liens. Article 9 of the Master Lease is incorporated herein by reference.

(g)               Indemnification and Insurance. Subtenant shall obtain the insurance coverages required by Section 10.3 of the Master Lease, as incorporated herein by reference. Each policy of insurance shall name Sublandlord as an additional insured.  Sections 10.1, 10.4, 10.5 and 10.6 of the Master Lease are incorporated herein by reference, and the indemnification and exculpation in Section 10.1 shall run in favor of both Master Landlord and Sublandlord.  The waiver of subrogation requirements in Section 10.5 of the Master Lease shall operate between Sublandlord and Subtenant, in the same manner as between Master Landlord and Sublandlord.  Subtenant and Sublandlord each hereby waives any claims for consequential, special, or punitive damages against the other arising out of this Sublease or Subtenant’s use of the Sublease Premises (except that this sentence shall not be construed to limit consequential damages recoverable from Subtenant in the event of (1) a holdover by Subtenant, or (2) a release of Hazardous Materials by Subtenant or any Subtenant Indemnified Parties (defined below)).

(h)               Casualty Damage. In the event of a casualty as described in Article 11 of the Master Lease, Subtenant shall only be entitled to an abatement of Sublease Rent to the extent that Sublandlord is entitled to rental abatement under the Master Lease with respect to the Sublease Premises.  Subtenant shall have the right to terminate this Sublease under the same circumstances that “Tenant” is entitled to terminate under Article 11 of the Master Lease, and may exercise such right at the same times and in the same manner as “Tenant” may do so under such paragraph, but only in the event that the damage or casualty occurs in the Sublease Premises.

(i)                  Nonwaiver. Article 12 of the Master Lease is incorporated herein by reference.

(j)                  Condemnation. Article 13 of the Master Lease is incorporated herein by reference, but shall only apply to a condemnation of the Sublease Premises, and Subtenant shall have no rights with respect to a condemnation of any portion of the Master Premises not including the Sublease Premises, or any other premises or portion of the Property and references to “Landlord” therein shall mean Master Landlord.

(k)               Assignment and Subletting. Article 14 of the Master Lease is incorporated herein by reference, provided that, Subtenant shall not assign or sublet the Sublease Premises without the prior written consent of (i) Master Landlord, which may be granted or withheld as set forth in Article 14 of the Master Lease, and (ii) Sublandlord, which consent may be withheld or conditioned in Sublandlord’s sole and absolute discretion.

(l)                  Surrender. Article 15 of the Master Lease is incorporated herein by reference, and Subtenant shall be solely obligated to remove or restore the Sublease Premises as required by the Master Lease, as incorporated herein, and this Sublease.  Subtenant shall have no obligation to remove any alterations or improvements made by or for Sublandlord.

(m)           Holding Over. Article 16 of the Master Lease is incorporated herein by reference.

(n)               Subordination; Estoppel Certificate. Articles 17 and 18 of the Master Lease are incorporated herein by reference, and Sublandlord may request an estoppel certificate or other documents from Subtenant pursuant to the requirements therein.

(o)               Events of Default; Remedies. Article 19 of the Master Lease is incorporated herein by reference (except for Section 19.5 of the Master Lease, which is not incorporated herein).

(p)               Covenant of Quiet Enjoyment. Article 20 of the Master Lease is incorporated herein by reference.

(q)               Lines. Article 22 of the Master Lease is incorporated herein, except that Sublandlord’s prior written consent shall be required before Subtenant may install any Lines, which consent may be withheld or conditioned in Sublandlord’s reasonable discretion (provided that Sublandlord may require Subtenant to remove such Lines upon the expiration or earlier termination of the Sublease Term).

(r)                Compliance with Laws. Article 24 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall mean the “Master Landlord” only.

(s)                 Late Charges. Article 25 of the Master Lease is incorporated herein by reference and shall apply to the Sublease Rent obligations hereunder.

(t)                  Right to Cure Default; Payments by Subtenant. Article 26 of the Master Lease is incorporated herein by reference, and references to “Landlord” therein shall mean both Master Landlord and Sublandlord.

(u)               Entry by Landlord. Article 27 of the Master Lease is incorporated herein by reference, and references to “Landlord” therein shall mean both Master Landlord and Sublandlord.

(v)               Parking. Article 28 of the Master Lease is incorporated herein by reference, provided that Subtenant will have rights to five (5) unreserved parking spaces, and Subtenant shall comply with Sublandlord’s reasonable rules and regulations regarding use of parking.

(w)             Miscellaneous. Except for Sections 29.18, 29.24, 29.26, 29.29 and 29.31, the entirety of Article 29 of the Master Lease is incorporated herein by reference.

(x)               Consents. If any consent is required of Master Landlord for any action of “Tenant” under the Master Lease, then such consent shall be required from both Master Landlord and Sublandlord under this Sublease.  Any consent or approval requested from Sublandlord in accordance with this Sublease shall be deemed reasonably withheld if Master Landlord withholds its consent or approval in accordance with the Master Lease.

Except as set forth above, the provisions of the Master Lease are not incorporated into this Sublease except as necessary to effectuate the terms and conditions of this Sublease. Neither party shall take any action or do or permit to be done anything which: (i) is or may be prohibited under the Master Lease; (ii) might result in a violation of or default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate; or (iii) would result in any additional cost or other liability to Sublandlord or Subtenant respectively.

8.2                               Sublandlord Not Responsible for Representations and Covenants of Master Landlord under Master Lease. Sublandlord shall not be deemed to have made any representation made by Master Landlord in any of the provisions of the Master Lease. Moreover, during the Sublease Term, Subtenant acknowledges and agrees that Sublandlord shall not be responsible for Master Landlord’s covenants and obligations under the Master Lease. Without limiting the generality of the foregoing, Sublandlord shall not be obligated (i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, or (iv) to take any action with respect to the operation, administration or control of the Property or any of the Common Areas that the Master Landlord has agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master

Lease required to be observed or performed by Master Landlord, provided that in the event that Subtenant determines in good faith that Master Landlord has not performed its obligations under the Master Lease, then upon receipt of written notice from Subtenant, Sublandlord shall be obligated to use commercially reasonable efforts to cause such breaches, defaults or failures of Master Landlord under the Master Lease to be resolved or otherwise settled; provided, further however: (A) Sublandlord shall not have any obligation to incur out-of-pocket expenses in connection with its covenants under this Section 8.2 and (B) Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to comply with the Master Lease.

9.                                      Indemnity by Subtenant. Subtenant shall indemnify Sublandlord, its officers, directors, shareholders, agents, representatives and employees (collectively “Sublandlord Indemnified Parties”) against, and hold Sublandlord, and the Sublandlord Indemnified Parties harmless from, any and all demands, claims, causes of action, fines, penalties, damages, losses, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys’ fees and court costs) (collectively, “Claims”) incurred in connection with, or arising from: (a) the use or occupancy of the Sublease Premises, Master Premises or the Property by Subtenant or any persons claiming under Subtenant; (b) any activity, work, or thing done, permitted or suffered by Subtenant in or about the Master Premises or Sublease Premises; (c) any acts, omissions, or negligence of Subtenant or any person claiming under Subtenant, or the contractors, agents, employees, invitees, or visitors of Subtenant or any such person; (d) any breach, violation, or nonperformance by Subtenant or any person claiming under Subtenant or the employees, agents, contractors, invitees, or visitors of Subtenant or any such person of any term, covenant, or provision of this Sublease or any law, ordinance, or governmental requirement of any kind; (e) any injury or damage to the person, or property of Sublandlord, or any Sublandlord Indemnified Parties, or any other person entering upon the Sublease Premises to the extent caused by Subtenant; and (f) Subtenant’s failure to comply with the surrender provisions of this Sublease at the expiration or earlier termination of the Sublease Term, except to the extent any of the foregoing results from the gross negligence or willful misconduct of Sublandlord or its officers, directors, shareholders, agents, contractors, employees, invitees or visitors. If any action or proceeding is brought against Sublandlord, or any Sublandlord Indemnified Parties by reason of any such claim, Subtenant, upon notice from Sublandlord, shall defend the claim at Subtenant’s expense with counsel reasonably satisfactory to Sublandlord.

10.                               Indemnity by Sublandlord. Sublandlord shall indemnify Subtenant, its officers, directors, shareholders, agents, representatives and employees (collectively “Subtenant Indemnified Parties”) against, and hold Subtenant, and Subtenant’s Indemnified Parties harmless from, any and all Claims incurred in connection with, or arising from: (a) any negligence or willful misconduct of Sublandlord or any Sublandlord Indemnified Party, or (b) any breach, violation, or nonperformance by Sublandlord of any term, covenant or provision of this Sublease, except to the extent resulting from the negligence or willful misconduct of Subtenant or its officers, directors, shareholders, agents, contractors, employees, invitees or visitors. If any action or proceeding is brought against Subtenant, its employees or agents by reason of any such claim, Sublandlord, upon notice from Subtenant, shall defend the claim at Sublandlord’s expense with counsel reasonably satisfactory to Subtenant.

11.                               Master Landlord Notices.  Sublandlord and Subtenant shall, promptly following receipt thereof, deliver to the other party a copy of any and all notices received from Master Landlord which would have any material effect upon the Sublease Premises or this Sublease.

12.                               Sublandlord’s Right to Cure Subtenant Default. Upon an Event of Default (as defined in Article 19 of the Master Lease) by Subtenant under this Sublease (after lapse of any applicable notice and cure periods), Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 10% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as additional Sublease Rent.

13.                               Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Sublease shall be in writing. All notices shall be addressed to the addresses set forth in the introductory paragraph, or such other address as the parties may notify each other from time to time, and shall be: (a) personally delivered; (b) sent by certified or registered mail, postage prepaid, return receipt requested; or (c) sent by a nationally recognized overnight courier service, with charges prepaid and a receipt provided therefor. All notices shall be deemed to have been given on the earlier of: (i) the date of actual receipt; or (ii) one (1) business day after being properly deposited with a nationally recognized overnight courier service.

14.                               Time Is of the Essence. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor.

15.                               Attorneys’ Fees. If any action or proceeding is instituted by Sublandlord or Subtenant to construe, interpret or enforce the provisions of this Sublease, the prevailing party shall be entitled to the reimbursement of its reasonable attorneys’ fees and costs incurred in connection with such proceeding by the non-prevailing party.

16.                               Brokers. Each party represents and warrants that it has not been represented by any broker in connection this Sublease, and each party hereby indemnifies, protects, defends (with legal counsel acceptable to the other party) and holds the other party free and harmless from and against any and all costs and liabilities, including, without limitation, reasonable attorneys’ fees, for causes of action or proceedings that may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of such party in connection with this Sublease.

17.                               Counterparts. This Sublease may be executed in duplicate counterparts, each of which shall be deemed an original hereof. Electronically transmitted signatures shall be deemed originals.

18.                               Entire Agreement/Modification. This Sublease, including the Exhibits, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant. No provisions of this Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

19.                               Interpretation. The title and paragraph headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant.

20.                               Authority. Subtenant hereby represents and warrants that Subtenant is a duly formed and existing entity qualified to do business in the State of California and that Subtenant has full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Subtenant is authorized to do so. Sublandlord hereby represents and warrants that Sublandlord has full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Sublandlord is authorized to do so.

21.                               Signage. Subtenant shall not be entitled to any signage.

22.                               OFAC Compliance. Subtenant and all beneficial owners of Subtenant are currently (a) in compliance with and shall at all times during the Sublease Term remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Sublease Term be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

23.                               Sublandlord covenants not to (a) voluntarily surrender or terminate the Master Lease prior to the expiration of the Initial Term, or (b) enter into, without the consent of Subtenant, any amendment to the Master Lease which would adversely affect Subtenant’s rights or increase Subtenant’s monetary obligations under this Sublease.  Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall not be responsible for (i) any default of Sublandlord, its agents, employees or contractors under the Master Lease unless attributable to a default under this Sublease or the Master Lease by Subtenant, its agents, employees, contractors, invitees or anyone claiming by, through or under Subtenant, (ii) conditions at the Subleased Premises, for which the obligation to maintain and repair resides with Master Landlord under the Master Lease and/or which existed as of the Commencement Date, (iii) any violations of law resulting from such conditions described by (ii) above, (iv) the payment of any charges, fees and other costs imposed by Master Landlord on Sublandlord as a result of Sublandlord’s default under the Master Lease (unless due to any default by Subtenant under this Sublease), and (v) making payment of any sums either to Master Landlord or Sublandlord in satisfaction of any charges accruing under the Master Lease (whether denominated as rent, rental, additional rent or otherwise) for any period prior or subsequent to the Term of this Sublease.

24.                               Sublandlord represents and warrants to Subtenant that (i) a true, correct and complete copy of the Master Lease (excluding redacted terms not relevant to Subtenant) has been delivered to Subtenant and the Master Lease has not been modified or amended, assigned or sublet in any manner as of the date hereof, (ii) the Master Lease is in full force and effect, (iii) to the best of Sublandlord’s knowledge, Sublandlord is not in default under the Master Lease, and (iv) Sublandlord has not received any notice of default under the Master Lease.

[signature page follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

SUBLANDLORD:			SUBTENANT:

Trucode Gene Repair, Inc.			Akero Therapeutics, Inc.

By:	/s/ Marshall Fordyce	By:	/s/ Andrew Cheng
	Name: Marshall Fordyce		Name: Andrew Cheng
	Title: CEO		Title: President and CEO

		And By:	/s/ Jonathan Young
Name: Jonathan Young
Title: EVP and COO

[Signature Page to Sublease]

EXHIBIT A

DEPICTION OF SUBLEASE PREMISES

[To Be Attached]

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OPEN OFFICE
OFFICE

1 DIMENSIONED FLOOR PLAN - LEVEL 3

SCALE: 1/8" = 1'-0"

DGA planning | architecture | interiors

CONSULTANT

Civil

Electrical
HOWELL ELECTRIC
3380 VISO COURT
SANTA CLARA, CA 95054

Landscape

Structural
ZFASF STRUCTURAL ENGINEERS
1 KAISER PLAZA, STE 403
OAKLAND, CA 94612

Mechanical
WESTERN ALLIED MECHANICAL
1180 O'BRIEN DRIVE
MENLO PARK, CA 94025

Plumbing Engineer
KDS PLUMBING, INC.
2087 RINGWOOD AVE
SUITE 10
SAN JOSE, CA 95131

STAMP

KEY

NO.	DESCRIPTION	DATE

Trucode Gene Repair

CLIENT: HCP - Trucode

PROJECT: TRUCODE TENANT IMPROVEMENT

ADDRESS: 175 HARBOR WAY, 3RD FLOOR
SOUTH SAN FRANCISCO, CA 94080

PROJECT NO: 19048

SCALE: 1/8" = 1'-0"

TITLE

DIMENSIONED FLOOR PLAN - LEVEL 3

AM101

DGA planning | architecture | 2019 ©